      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 2000
                                                      Registration No.333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            -----------------------

                          DELANO TECHNOLOGY CORPORATION
             (Exact name of Registrant as specified in its charter)

          ONTARIO                                      98-0206122
   (Jurisdiction of Incorporation)      (I.R.S. Employer Identification No.)

                              302 TOWN CENTRE BLVD.
                            MARKHAM, ONTARIO, CANADA
                                     L3B 8G5
                                 (905) 947-2222
   (Address and telephone number of Registrant's principal executive offices)

                 DELANO TECHNOLOGY CORPORATION STOCK OPTION PLAN
                              (Full title of plan)

                              CT CORPORATION SYSTEM
                                111 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10011
                                 (212) 894-8940
            (Name, address and telephone number of agent for service)

                            -----------------------

                                    Copy to:

                           CHRISTOPHER W. MORGAN, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                            SUITE 1820, P.O. BOX 189
                          NORTH TOWER, ROYAL BANK PLAZA
                        TORONTO, ONTARIO, CANADA M5J 2J4
                                 (416) 777-4700

                         CALCULATION OF REGISTRATION FEE



                                                                     PROPOSED                PROPOSED
                                                                     MAXIMUM                  MAXIMUM
            TITLE OF                             AMOUNT TO BE     OFFERING PRICE             AGGREGATE           AMOUNT OF
   SECURITIES TO BE REGISTERED                  REGISTERED (1)      PER SHARE             OFFERING PRICE      REGISTRATION FEE
  -----------------------------                ---------------    --------------          --------------     ------------------

COMMON SHARES                                     1,525,000       $    0.11 (2)            $   167,750          $   44.29
                                                    946,125            0.44 (2)                416,295             109.90
                                                     54,000            1.00 (2)                 54,000              14.26
                                                    129,000            2.39 (2)                308,310              81.39
                                                    172,500            3.08 (2)                531,300             140.26
                                                      1,500            3.47 (2)                  5,205               1.37
                                                     75,000            4.00 (2)                300,000              79.20
                                                    143,625            4.51 (2)                647,749             171.01
                                                    144,000            5.23 (2)                753,120             198.82
                                                     32,350            5.26 (2)                170,161              44.92
                                                     78,750            5.95 (2)                468,563             123.70
                                                    272,000            6.67 (2)              1,814,240             478.96
                                                      6,000            6.97 (2)                 41,820              11.04
                                                     13,000            7.16 (2)                 93,080              24.57
                                                     21,875            7.75 (2)                169,531              44.76
                                                     39,500            8.75 (2)                345,625              91.25
                                                     36,000            9.50 (2)                342,000              90.29
                                                    125,500            9.75 (2)              1,223,625             323.04
                                                    415,875           10.00 (2)              4,158,750            1097.91
                                                     19,000           10.25 (2)                194,750              51.41
                                                      8,250           10.38 (2)                 85,635              22.61
                                                    241,150           10.94 (2)              2,638,181             696.48
                                                  ---------           --------             -----------          ---------
   TOTAL                                          4,500,000                                $14,929,690          $3,941.44
                                                  =========                                ===========          =========

NOTES
(1) The Common Shares being registered relate to (i) past option grants, with option exercise prices as indicated, and (ii) option grants to be undertaken in the future, with option exercise prices to be determined.

(2) In accordance with Rule 457(h)(1), the maximum offering price is the option exercise price.

                                     PART II

               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
              ---------------------------------------

              The following documents, or excerpts thereof as indicated, filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

              (a) Prospectus of Delano Technology Corporation (the "Registrant") filed with the Commission on February 10, 2000 pursuant to Rule 424(b) under the Securities Act of 1933, as amended;

              (b) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since February 10, 2000; and

              (c) The description of the Registrant's common shares, included in the registration statement on Form 8-A, filed with the Commission on January 27, 2000.

              All documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     ITEM 4.  DESCRIPTION OF SECURITIES.
              -------------------------

              Not Applicable.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
              --------------------------------------

              Not Applicable.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
              -----------------------------------------

              In accordance with the Business Corporations Act (Ontario), the By-laws of the Registrant provide that the Registrant will indemnify a present or former director or officer of the Registrant, or a person who acts or acted at the Registrant's request as a director or officer of another company of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of such position, provided that the director or officer acted honestly and in good faith with a view to the best interests of the Registrant and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may, with the approval of the court, be made in connection with the procuring of a judgment in favor of the Registrant or such other company if the conditions set forth above have been fulfilled. Notwithstanding the foregoing, a director or officer is entitled to indemnification from the Registrant as a matter of right if he was substantially successful on the merits in defense of the action or proceeding and fulfilled the conditions set forth above.


              A policy of directors' and officers' liability insurance is maintained by the Registrant and its subsidiaries against liability incurred by arising from or against them for certain of their acts, errors or omissions.


              Reference is made to Item 9 for the undertakings of the Registrant with respect to indemnification for liabilities arising under the Securities Act.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
              -----------------------------------

              Not Applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are attached hereto:

         Exhibit
         Number   Description

         5.1 Opinion of Osler, Hoskin & Harcourt as to the legality of the securities being registered;

         23.1     Consent of Osler, Hoskin & Harcourt (included in
                  Exhibit 5.1 to this Registration Statement);

         23.2     Consent of KPMG LLP; and

         24.1 Power of Attorney (included on page 6 of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         A.       The Registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant by the Registrant pursuant to existing provisions or arrangements, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on June 2, 2000.


                                  DELANO TECHNOLOGY CORPORATION



                                  By:  /s/ John Foresi
                                       -----------------------------------------
                                           John Foresi
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each officer or director of Delano Technology Corporation whose signature appears below constitutes and appoints John Foresi and Thomas Hearne, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated, on June 2, 2000.

         Signature                                Title
         ---------                                -----

/s/ John Foresi
---------------
John Foresi                   President and Chief Executive Officer, Director
                                (Principal Executive Officer)

/s/ Thomas Hearne
-----------------
Thomas Hearne                 Chief Financial Officer
                              (Principal Financial Officer and Principal
                              Accounting Officer)

-----------------
Dennis Bennie                 Chairman of the Board of Directors


/s/ Albert Amato
----------------
Albert Amato                  Director


/s/ Ian Giffen
--------------
Ian Giffen                    Director


/s/ Bahman Kooestoni
--------------------
Bahman Kooestoni              Director


/s/ Donald Woodley
------------------
Donald Woodley                Director

/s/ Tony Zingale
----------------
Tony Zingale                  Director

                            AUTHORIZED REPRESENTATIVE


         Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of Delano Technology Corporation and has duly caused this Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on June 2, 2000.



                                  DELANO TECHNOLOGY INC.
                                  (Authorized U.S. Representative)


                                  By:/s/ Thomas Hearne
                                  --------------------
                                         Thomas Hearne
                                         Chief Financial Officer and Secretary

                                INDEX TO EXHIBITS

Exhibit
Number   Description


  5.1 Opinion of Osler, Hoskin & Harcourt as to the legality of the securities being registered
 23.1 Consent of Osler, Hoskin & Harcourt (included in Exhibit 5.1 to this Registration Statement)
 23.2   Consent of KPMG LLP
 24.1   Power of Attorney (included on page 6 of this Registration Statement)